Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Stock Plan and 2007 Employee Stock Purchase Plan of NeurogesX, Inc. of our report dated March 19, 2010, with respect to the consolidated financial statements of NeurogesX, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

November 8, 2010